EXHIBIT 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Peopleline Telecom, Inc. ( the "Registrant" ) on Form 10-Q
for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof ( the "Quarterly Report" ), I, Xiao-qing Du, Director and Chief Executive Officer of the
Registrant, certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Quarterly Report, to which this certification is attached as Exhibit 32.01, fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Global Peopleline Telecom, Inc.

January 22, 2009	By:	/s/ Xiao-qing Du
Xiao-qing Du
Director and Chief Executive Officer